Exhibit 24(b)(8)(j)(2):  Second Amendment to the Fund Participation Agreement, dated September 1, 2007, by and among Legg Mason Investor Services, LLC, Legg Mason Partners Variable Equity Trust, Legg Mason partners Variable Income Trust, Voya Insurance and Annuity Company and ReliaStar Life Insurance Company of New York.

SECOND AMENDMENT TO

PARTICIPATION AGREEMENT

This Second Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”), Voya Insurance and Annuity Company and ReliaStar Life Insurance Company of New York (collectively the “Company”).

WHEREAS, the parties entered into a Participation Agreement dated September 1, 2007, as amended November 20, 2015 (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the parties desire that Legg Mason Global Asset Management Variable Trust, an open-end management investment company organized under the laws of Maryland, be added as a signatory to the Agreement;

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.   Schedule B of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule B of the Agreement.

2.   Legg Mason Global Asset Management Variable Trust is hereby added as a signatory to the Agreement.  All references to the Fund in the Agreement shall now include Legg Mason Global Asset Management Variable Trust.

3.   Other Terms.  Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

[SIGNATURE PAGE TO FOLLOW]

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For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC                                   Legg Mason Global Asset Management Variable Trust

By:      /s/ Michael P. Mattera                                                 By:      /s/ Jane Trust

Name:  Michael P. Mattera                                                      Name:  Jane Trust

Title:    Director                                                                       Title:    President & CEO

Date:    3/14/16                                                                       Date:   Mutual Fund Boards

Legg Mason Partners Variable Income Trust                    Legg Mason Partners Variable Equity Trust

By:      /s/ Jane Trust                                                               By:      /s/ Jane Trust

Name:  Jane Trust                                                                    Name:  Jane Trust

Title:    President & CEO                                                        Title:    President & CEO

Date:    Mutual Fund Boards                                                  Date:   Mutual Fund Boards

Voya Insurance and Annuity Company                             ReliaStar Life Insurance Company of New York

By:      /s/ Carolyn M. Johnson                                               By:      /s/ Zack Dunkin

Name:  Carolyn M. Johnson                                                    Name:  Zack Dunkin

Title:    SVP                                                                             Title:    Vice President

Date:    3.3.16                                                                          Date:   3/4/16

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 SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Legg Mason Global Asset Management Variable Trust

Fund Name	Class
Legg Mason BW Absolute Return Opportunities VIT	I & II

Legg Mason Partners Variable Equity Trust

Fund Name/Fund Series	Class
ClearBridge Variable/VIT Series of Portfolios	I & II
Permal Variable/VIT Series of Portfolios	I & II
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	I & II
QS Legg Mason Variable/VIT Series of Portfolios	Single

Legg Mason Partners Variable Income Trust

Fund Name/Fund Series	Class
Western Asset Variable/VIT Series of Portfolios	I & II

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